UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  August 16, 2016
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Oakridge Global Energy Solutions Inc.
(Exact name of registrant as specified in its charter)
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Colorado	000-50032	94-3431032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3520 Dixie Highway, Palm Bay, FL  32905
 (Address of principal executive offices) (Zip Code)

(321) 610-7959
Registrant's telephone number, including area code
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Audit Report.

Oakridge Global Energy Solutions Inc., is making this filing as a result of comments received from the SEC's Division of Corporate Finance concerning our historical quarterly and annual reports. In the course of responding to the staff's comments, we reviewed the accounting treatment of various transactions and concluded that we should restate our consolidated financial statements for the periods set forth below.

Description of Accounting Errors
It is anticipated that the Registrant will report substantially less fixed assets and inventory for the period ended December 31, 2015, than previously reported in the Company's Form 10-k/A-1 filed on April 14, 2016 and amended on July 8, 2016. The change is as a result of anticipated reversal of its bargain purchase of Brent-Tronics transaction competed in November 2014 and as initially reported on the Registrant's report on Form 10-Q for the period ending March 31, 2015.
Management and the Board of Directors have re-assessed acquisition of Brent-Tronics classification. The Company had previously concluded that all fundamental transactions were within the accounting guidelines and thus the bargain purchase of fixed assets and inventory was appropriate. Upon further analysis, it was determined that certain of the fundamental components of the transactions did not fully comply with United States General Accounting Principles and should have not been recorded.
As a result, on August 16, 2016 our Board of Directors determined that certain financial statements filed by the Company could not be relied upon, including those for the periods ended:

•	Three months ended March 31, 2015,
•	Six months ended June 30, 2015,
•	Nine months ended September 30, 2015,
•	Year ended December 31, 2015 and
•	Three months ended March, 31, 2016.

The Company is filing these amendments to the Company's (1) Form 10-Q Quarterly Reports for the periods ended March, 31, 2015, June 30, 2015 and September 30, 2015 and (2) Form 10-K for the year ended December 31, 2015 to correct the accounting treatment previously accorded for certain transactions and to restate the related financial statements, including items addressed by SEC Staff comments.

The restatements are being made to correct the previous accounting treatment to:

•	Correctly account for the depreciation and amortization of its fixed assets for the year ending December 31, 2015.
•
Correctly account for the adjustment in the Bent-Tronics completed on November 20, 2014 in which the Company inaccurately recorded an adjustment of $17,579,887 of fixed assets and inventory on the bargain purchase for the year ended December 31, 2015.

•
Correctly account for the adjustment in the Bent-Tronics completed on November 20, 2014 in which the Company inaccurately recorded an adjustment of $17,579,887 of fixed assets and inventory on the bargain purchase for the period ended March 31, 2015.

•
Correctly account for the adjustment in the Bent-Tronics completed on November 20, 2014 in which the Company inaccurately recorded an adjustment of $17,579,887 of fixed assets and inventory on the bargain purchase for the period ended June 30, 2015.

•
Correctly account for the adjustment in the Bent-Tronics completed on November 20, 2014 in which the Company inaccurately recorded an adjustment of $17,579,887 of fixed assets and inventory on the bargain purchase for the period ended September 30, 2015.

•	Correct the balances affected in the restatements in the year ended December 31, 2015 for the period ending March 31, 2016.
Evaluation of the Effectiveness of Controls
Management has determined that as a result of the issues described above, management's previous conclusions regarding the effectiveness of its internal control over financial reporting and disclosure controls and procedures need to be further modified. We will provide our management's final evaluation of disclosure controls and procedures and assessment of internal control over financial reporting in our 2015 Form 10-K/A-2

The Company's Board of Directors and management have discussed the matters disclosed in this Current Report on Form 8-K/A with the Company's independent registered public accounting firm.
Until we have reissued the restated results for the applicable periods discussed above, investors and other users of our filings with the SEC are cautioned not to rely on our financial statements in question, to the extent that they are affected by the accounting issues described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oakridge Global Energy Solutions Inc.

Date: August 19, 2016	By:	/s/ Stephen Barber
	Name:	Stephen Barber
	Title:	Chief Executive Officer